SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 14, 2010

TECHTEAM GLOBAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-16284	38-2774613
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

27335 West 11 Mile Road
Southfield, Michigan	48033
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (248) 357-2866
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 7.01 Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-2.1
EX-99.1
EX-99.2

Item 1.01 Entry into a Material Definitive Agreement.
Amendment No. 1 to Stock Purchase Agreement and Limited Waiver
     On September 14, 2010, TechTeam Global, Inc., a Delaware corporation (“TechTeam Global”), Jacobs Engineering Group Inc., a Delaware corporation (“Jacobs Engineering”), and Jacobs Technology Inc., a Tennessee corporation and a wholly-owned subsidiary of Jacobs Engineering (“Jacobs Technology” and together with Jacobs Engineering, “Jacobs”), entered into Amendment No. 1 to Stock Purchase Agreement and Limited Waiver (the “Amendment”). The Amendment modifies certain terms of the Stock Purchase Agreement (the “Stock Purchase Agreement”) among the foregoing parties, dated as of June 3, 2010.
     Pursuant to the terms of the Stock Purchase Agreement, as amended by the Amendment (the Amended Stock Purchase Agreement”), and subject to satisfaction or waiver of the conditions therein, Jacobs Technology would acquire from TechTeam Global its government solutions business (the “Government Solutions Business”), which TechTeam Global conducts through TechTeam Government Solutions, Inc., a Virginia corporation and a wholly-owned subsidiary of TechTeam Global (“TTGSI”), and TTGSI’s subsidiaries, by the acquisition of 100% of the shares of the capital stock (the “Share Acquisition”) of TTGSI. The Share Acquisition and the other transactions contemplated by the Amended Stock Purchase Agreement are hereinafter collectively referred to as the “Stock Sale.”
     The Amendment provided, among other things, for a decrease in (i) the net purchase price payable by Jacobs Technology to TechTeam Global pursuant to the Stock Sale from $59.0 million to $43.0 million (the “Amended Net Purchase Price”); and (ii) the amount of the Amended Net Purchase Price to be placed in escrow accounts at closing from $17.52 million to $11.37 million, including $8.6 million that will be held in an escrow account to secure TechTeam Global’s indemnification obligations under the Amended Stock Purchase Agreement for certain specified contingencies.
     As a result of the Amendment, the closing of the Stock Sale will occur on the later of October 5, 2010 or the first calendar day following the satisfaction or waiver of all conditions to the obligations of the parties under the Amended Stock Purchase Agreement, including the approval by TechTeam Global stockholders of the Stock Sale as required by the Amended Stock Purchase Agreement.
     In connection with entering into the Amendment, TechTeam Global delivered to Jacobs a certificate executed by its duly authorized officer (the “Amendment Officer’s Certificate”). The Amendment Officer’s Certificate modifies, qualifies and creates exceptions to Jacobs’ obligation to consummate the Stock Sale based on the accuracy of TechTeam Global’s representations and warranties as of June 3, 2010 and the date of the Amendment. The Amendment provides that the Amendment Officer’s Certificate is null and void if the closing does not occur. Pursuant to the terms of the Amendment, some of the closing conditions, to which the consummation of the Stock Sale is subject, were modified to provide an exception for the information set forth in the Amendment Officer’s Certificate. The condition to the completion of the Stock Sale related to the accuracy of TechTeam Global’s representations and warranties was modified to state that, except as set forth in the Amendment Officer’s Certificate, TechTeam Global’s representations and warranties must be true and correct in all material respects as of June 3, 2010 and as of the date of the Amendment (but not as of the closing date), as if made on the date of the Amendment, except to the extent such representations and warranties relate to a particular date or period (in which case they need only be true and correct as of such date or for such period). In addition, the obligation of Jacobs under the Stock Purchase Agreement to complete the Stock Sale is subject to TechTeam Global making all of its closing deliveries and otherwise performing and complying in all material respects with all of its other covenants and obligations under the Stock Purchase Agreement; however, pursuant to the Amendment, this condition was modified to provide exceptions for the information set forth in the Amendment Officer’s Certificate and any covenants or obligations of TechTeam Global under the Amended Stock Purchase Agreement expressly waived by Jacobs in the Amendment.
     The condition to Jacobs’ obligation to complete the Stock Sale relating to TTGSI not having entered into certain teaming agreements or similar contracts or government bids was amended to provide exceptions for agreements, contracts or bids (i) described in the Amendment Officer’s Certificate, or (ii) that may be consented to by Jacobs in writing in advance and after the date of the Amendment.
     As of September 14, 2010, and in reliance on and conditioned upon the effectiveness of the amendments to the Stock Purchase Agreement, TechTeam Global and Jacobs waived the condition to their respective obligations to complete the Stock Sale that neither TechTeam Global nor Jacobs has become aware of any “organizational conflict of interest,” as defined under the Federal Acquisition Regulations, or similar impact on TTGSI or Jacobs, that would result from the consummation of the Stock Sale, with respect to one teaming agreement described in the Amendment. In addition, Jacobs waived the following conditions to its obligation to complete the Stock Sale: (i) the requirement that TechTeam delivers an assignment of a specific office building lease described in the Amendment at the closing, which assignment must be delivered within 90 days after the closing; (ii) TechTeam Global receiving certain specified consents, as described in the Amendment, to the Stock Sale required to be obtained under the Amended Stock Purchase Agreement; (iii) the absence of any material adverse effect (as defined in the Amended Stock Purchase Agreement) on the Government Solutions Business, TechTeam Global or Jacobs; (iv) no proceeding being pending or threatened by or on behalf of Jacobs or any affiliate of Jacobs, which could reasonably be expected to materially and adversely affect the Government Solutions Business, TTGSI or Jacobs (including, without limitation, any such proceeding relating to any alleged violation of, or non-compliance with, any applicable law or any allegation of fraud or intentional misrepresentation); and (v) the continued employment by TTGSI of certain of its designated employees. TechTeam Global waived the condition to its obligation to complete the Stock Sale related to the absence of any material adverse effect with respect to Jacobs Technology, TechTeam Global or the Government Solutions Business.
     As set forth in the Amendment, TechTeam Global or Jacobs may terminate the Amended Stock Purchase Agreement upon providing written notice if the Stock Sale has not been completed on or before October 5, 2010 (which was extended from October 1, 2010 as provided in the Stock Purchase Agreement), unless the failure to complete the Stock Sale by such date is attributable to the terminating party’s failure to perform any material obligation required to be performed by such party pursuant to the Amended Stock Purchase Agreement at or prior to closing. In addition, the Amendment provided that the occurrence of certain specified events set forth in the Amendment could no longer serve as grounds for the termination of the Amended Stock Purchase Agreement. The termination fee that TechTeam Global must pay to Jacobs (in addition to the obligation to reimburse Jacobs for up to $750,000 of its reasonable, documented out-of-pocket fees and expenses) if the Amended Stock Purchase Agreement is terminated under certain circumstances would be reduced from $2.36 million to $1.72 million, commensurate with the reduction in the net purchase price from $59.0 million to the Amended Net Purchase Price.
     Except as otherwise stated in this Current Report on Form 8-K, there are no material relationships by and among TechTeam Global or Jacobs, or any affiliate thereof, other than with respect to the Stock Sale, the Amended Stock Purchase Agreement and the related ancillary agreements.
     The foregoing summary of certain material terms of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed with this Current Report on Form 8-K as Exhibit 2.1 and incorporated by reference herein. The Amendment has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about TechTeam Global or TTGSI. The Amended Stock Purchase Agreement contains representations and warranties that TechTeam Global, on the one hand, and Jacobs, on the other hand, made to each other as of specific dates. Investors are not third-party beneficiaries of the Amended Stock Purchase Agreement, and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of TechTeam Global or TTGSI, or any of their subsidiaries or affiliates.
     The representations and warranties contained in the Stock Purchase Agreement are qualified by information in confidential disclosure schedules that TechTeam Global provided to Jacobs in connection with the signing of the Stock Purchase Agreement. While TechTeam Global does not believe that the disclosure schedules contain information which has not been previously publicly disclosed and that the securities laws require to be publicly disclosed, the disclosure schedules do contain information regarding TechTeam Global’s representations and warranties, which information modifies, qualifies and creates exceptions to the representations and warranties set forth in the Stock Purchase Agreement. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts. These disclosure schedules contain information that has been included in TechTeam Global’s prior public disclosures, as well as additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Stock Purchase Agreement, which subsequent information may or may not be fully reflected in TechTeam Global’s public disclosures. In addition, in connection with the execution of the Amendment, TechTeam Global provided to Jacobs information in the Amendment Officer’s Certificate that modifies, qualifies and creates exceptions to Jacobs’ obligation to consummate the Stock Sale based on the accuracy of TechTeam Global’s representations and warranties as of June 3, 2010 and the date of the Amendment.
     On June 3, 2010, in order to induce Jacobs to enter into the Stock Purchase Agreement, Costa Brava Partnership III L.P. and Emancipation Capital, LLC, which beneficially owned in the aggregate approximately 18.3% of outstanding common stock of TechTeam Global as of that date, entered into separate voting agreements (each, a “Voting Agreement”) with Jacobs. On September 14, 2010, each of these stockholders executed a Stockholder Consent to Amendment of Stock Purchase Agreement (the “Stockholder Consent”) to consent to the amendments to the Stock Purchase Agreement effected by the Amendment. Under each Voting Agreement, after taking into account the Stockholder Consent, each of these stockholders is required to, among other things, vote all shares of TechTeam Global’s common stock held by them for the Stock Sale, including the approval and adoption of the Amended Stock Purchase Agreement. Costa Brava Partnership III L.P. is an affiliate of Seth W. Hamot, a member of the Board of Directors of TechTeam Global. Emancipation Capital, LLC is an affiliate of Charles Frumberg, a member of the Board of Directors of TechTeam Global. The description contained in this Item 1.01 of the Stockholder Consent is qualified in its entirety by reference to the full text of the form of Stockholder Consent, a copy of which is attached hereto as Exhibit 99.1.
Important Additional Information Filed and to Be Filed With the SEC
     TechTeam Global has filed a definitive proxy statement dated July 30, 2010 and other relevant materials with the Securities and Exchange Commission (the “SEC”) and expects to file supplementary proxy materials with the SEC in connection with the proposed Stock Sale. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED STOCK SALE, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, THOSE OTHER RELEVANT MATERIALS AND THE SUPPLEMENTARY PROXY MATERIALS (WHEN SUCH SUPPLEMENTARY PROXY MATERIALS ARE MADE AVAILABLE) CAREFULLY BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.

     Investors and security holders may obtain free copies of the definitive proxy statement (including, when available, such supplementary proxy materials), including all exhibits thereto, and other documents filed with the SEC by TechTeam Global through the Web site maintained by the SEC at http://www.sec.gov. The supplementary proxy materials will also be available from the SEC’s website free of charge when filed by TechTeam Global. In addition, investors and security holders will be able to obtain, without charge, a copy of the definitive proxy statement and other materials and the supplementary proxy materials (when available), at http://www.proxyvote.com or from TechTeam Global by submitting a written request to TechTeam Global, Inc., Attention: Investor Relations, 27335 West 11 Mile Road, Southfield, Michigan 48033; or by calling +1 248 357 2866; or by visiting TechTeam Global’s Web site at http://www.techteam.com/investors.
Participants in the Solicitation
     TechTeam Global, Jacobs Engineering and their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies with respect to the proposed Stock Sale and the other matters to be brought at the special meeting of TechTeam Global’s stockholders to which the definitive proxy statement and such other solicitation materials (and as to be amended by the supplemental proxy materials, when available) relate. Information regarding the directors and executive officers of TechTeam Global and their ownership of TechTeam Global shares is contained in TechTeam Global’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC on March 30, 2010 (the “2009 Form 10-K”), the proxy statement for TechTeam Global’s 2010 Annual Meeting of Stockholders which was filed with the SEC on April 30, 2010, and the definitive proxy statement referred to above (and as to be amended by the supplemental proxy materials, when available), and is supplemented by other public filings made, and to be made, with the SEC. Information regarding the directors and executive officers of Jacobs Engineering is contained in the annual report of Jacobs Engineering on Form 10-K for the year ended October 2, 2009, which was filed with the SEC on November 20, 2009, and its proxy statement for its 2010 Annual Meeting of Shareholders, which was filed with the SEC on December 17, 2009. TechTeam Global investors and security holders may obtain additional information regarding the direct and indirect interests of TechTeam Global and Jacobs Engineering, and their respective directors and executive officers, with respect to the proposed Stock Sale by reading the definitive proxy statement (and, when available, the supplemental proxy materials) and other filings referred to above.
Cautionary Statement Regarding Forward-Looking Statements
     The statements contained in this Current Report on Form 8-K that are not purely historical, including statements regarding TechTeam Global’s expectations, hopes, beliefs, intentions, or strategies regarding the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Actual results may differ materially from those expected because of various known and unknown factors, risks and uncertainties. Factors, risks and uncertainties that may affect TechTeam Global’s ability to consummate the proposed Stock Sale and TechTeam Global’s business, financial condition and operating results include, but are not limited to: (i) the failure of Jacobs to waive any remaining conditions to completing the proposed Stock Sale that will not be satisfied prior to closing; (ii) the failure of TechTeam Global to satisfy certain conditions to completing the proposed Stock Sale, including the receipt of the required approval of TechTeam Global stockholders and other third parties; (iii) the occurrence of any event, change or other circumstances that could result in the proposed Stock Sale not being consummated; (iv) the restrictions and limitations on the conduct of the Government Solutions Business prior to the consummation of the proposed Stock Sale; (v) the restrictions on TechTeam Global’s ability to solicit or engage in discussion or negotiations with, or provide information to, a third party regarding alternative transactions involving TTGSI; (vi) the outcome of any legal proceedings instituted against TechTeam Global and others in connection with the proposed Stock

Sale; (vii) the failure of the proposed Stock Sale to close for any other reason; (viii) uncertainties as to the timing of the consummation of the proposed Stock Sale; (ix) uncertainties as to how many TechTeam Global shares will be voted in favor of the proposal to be brought before the special meeting; (x) changes in the business of TechTeam Global, TTGSI or Jacobs during the period between the date hereof and the closing of the Stock Sale that could cause a condition to closing of the proposed Stock Sale not to be satisfied; (xi) adverse reactions to the proposed Stock Sale by stockholders of TechTeam Global or Jacobs, or others; (xii) the amount of purchase price adjustments, costs, fees, expenses and charges relating to the proposed Stock Sale; (xiii) uncertainties related to TechTeam Global’s future indemnification obligations under the Amended Stock Purchase Agreement, including the possibility of not receiving some or all of the escrowed portion of the Amended Net Purchase Price; (xiv) TechTeam Global’s inability to recognize any of the benefits of the proposed Stock Sale; (xv) uncertainties related to the proposed strategy of separating the Government Solutions Business from Tech Team Global’s remaining portion of its business (the “Commercial Business”); (xvi) other uncertainties related to such proposed strategy, including the possibility that TechTeam Global will not be able to successfully operate the Commercial Business after the completion of the proposed Stock Sale on a stand-alone basis; and (xvii) other risks, including but not limited to the items discussed in documents filed or furnished by TechTeam Global with the SEC, including matters contained in (A) “Item 1A — Risk Factors” of the 2009 Form 10-K, (B) “Part II, Item 1A — Risk Factors” of TechTeam Global’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, as filed with the SEC on August 9, 2010, (C) the sections of the definitive proxy statement entitled “Material Considerations Relating to the Stock Sale Proposal” and “Cautionary Statements Concerning Forward-Looking Information,” (including any amendment or supplement thereto to be contained in the supplemental proxy materials, when available) and (D) information contained in subsequent reports and additional soliciting materials and otherwise in the definitive proxy statement, as it may be amended or supplemented from time to time. The forward-looking statements included in this Current Report on Form 8-K are based on information available to TechTeam Global on the date hereof, and TechTeam Global assumes no obligation to update any such forward-looking statements.
Item 7.01 Regulation FD Disclosure.
     On September 15, 2010, TechTeam Global issued a press release announcing the execution of the Amendment, a copy of which has been included as Exhibit 99.2 hereto. The information in this Current Report on Form 8-K under Item 7.01 (including Exhibit 99.2) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 11 and 12(a)(2) of the Securities Act or Section 18 of the Exchange Act or otherwise subject to the liabilities of that section. Furthermore, the information contained in Exhibit 99.2 shall not be deemed to be incorporated by reference into the filings of TechTeam Global under the Securities Act or the Exchange Act.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description

2.1*	Amendment No. 1 to Stock Purchase Agreement and Limited Waiver, dated as of September 14, 2010, by and among TechTeam Global, Inc., Jacobs Engineering Group Inc. and Jacobs Technology Inc.

99.1	Form of Stockholder Consent to Amendment of Stock Purchase Agreement, dated as of September 14, 2010

99.2	Press Release issued by TechTeam Global, Inc. on September 15, 2010

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. TechTeam Global agrees to furnish supplementally a copy of any omitted schedule upon request by the SEC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHTEAM GLOBAL, INC.
By:	/s/ Michael A. Sosin
Michael A. Sosin
Vice President, General Counsel and Secretary

Date: September 15, 2010

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Amendment No. 1 to Stock Purchase Agreement and Limited Waiver, dated as of September 14, 2010, by and among TechTeam Global, Inc., Jacobs Engineering Group Inc. and Jacobs Technology Inc.

99.1	Form of Stockholder Consent to Amendment of Stock Purchase Agreement, dated as of September 14, 2010

99.2	Press Release issued by TechTeam Global, Inc. on September 15, 2010

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. TechTeam Global agrees to furnish supplementally a copy of any omitted schedule upon request by the SEC.